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                                                                 EXHIBIT 10-B-5


             (AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1994
                SUBJECT TO STOCKHOLDER APPROVAL ON MAY 19, 1994)

                              CHRYSLER CORPORATION
                            LONG-TERM INCENTIVE PLAN

                            EFFECTIVE JUNE 11, 1987
                       (AS AMENDED THROUGH MAY 31, 1995)

1. PURPOSE

     The purpose of the Chrysler Corporation Long-Term Incentive Plan (below called the Plan) is to provide an incentive to the officers and other key salaried employees (below called collectively Employees) of Chrysler Corporation (below called Chrysler) and its subsidiaries (Chrysler and its subsidiaries collectively below called the Corporation) by enabling them to earn shares of common stock of Chrysler (below called the Chrysler Common Stock) as a reward for the achievement of long-term goals and objectives of the Corporation, in accordance with the resolution most recently adopted by the stockholders of Chrysler at their Annual Meeting on May 19, 1994, amending a resolution originally adopted on April 16, 1929, as it has been and may be further amended from time to time (below called the Stockholders' Resolution). All capitalized terms used below shall have the meanings ascribed to them in Section 3 below.

2. INTEGRATION WITH INCENTIVE COMPENSATION PLAN

     This Plan shall be fully integrated with the Incentive Compensation Plan. The funds for the purchase of Chrysler Common Stock to be awarded as Performance Shares under this Plan shall be provided out of the earnings of the Corporation available for incentive compensation under the Incentive Compensation Plan, as the Board from time to time shall determine. Awards made hereunder shall complement awards made under the Incentive Compensation Plan as the Committee shall determine in its sole discretion. An amount equal to 125% of the total Fair Market Value of Performance Shares granted, on the day they were granted, shall be charged against the Incentive Compensation Fund (as that term is defined in the Incentive Compensation Plan). Any amount charged against the Incentive Compensation Fund for any Performance Shares not earned and delivered shall be returned to the funds available for incentive compensation under the Incentive Compensation Plan, and shall be carried forward and may be awarded in a subsequent fiscal year.

3. DEFINITIONS

     "Beneficial Owner" -- with respect to any securities, shall mean any Person who, directly or indirectly, has the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition."

     "Board" means the Board of Directors of Chrysler.
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     "Change in Control" -- means a change in control of Chrysler, which shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (a) any Person shall become the Beneficial Owner of securities of Chrysler representing 20% or more of the combined voting power of Chrysler's then outstanding securities (unless the event causing the 20% threshold to be crossed is an acquisition of securities directly from Chrysler);

          (b) during any period of two consecutive years beginning after [June 7, 1990], individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with Chrysler to effect a transaction described in paragraph (a), (c) or (d) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

          (c) the stockholders of Chrysler approve a merger or consolidation of Chrysler with any other corporation (other than a merger or consolidation which would result in the voting securities of Chrysler outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of Chrysler or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of Chrysler or such surviving entity or any subsidiary of Chrysler or such surviving entity, at least 80% of the combined voting power of the voting securities of Chrysler or such surviving entity outstanding immediately after such merger or consolidation); or

          (d) the stockholders of Chrysler approve a plan of complete liquidation or dissolution of Chrysler or an agreement for the sale or disposition by Chrysler of all or substantially all Chrysler's assets.

     "Change in Control Fund" -- with respect to any Performance Cycle, means the outstanding amount charged against the Fund with respect to such Performance Cycle immediately prior to the occurrence of a Change in Control, increased by the sum of the amounts described in "(i)" and "(ii)" below:

          (i) the sum of (x) any amount authorized and approved by the Board for any fiscal year completed prior to the Change in Control but not previously awarded from, or charged against, the Incentive Compensation Fund pursuant to this or any other plan of the Corporation, and (y) any amount awarded from, or charged against, the Incentive Compensation Fund for any fiscal year completed prior to the Change in Control that has been forfeited;

          (ii) the aggregate amount calculated for the fiscal year in which Change in Control occurs, from its inception up to and including the date of the Change in Control, in the ordinary course of business and based on the Stockholders' Resolution. The determinations (made prior to the Change in Control) of the Corporation's internal accountants in making any such calculation shall be conclusive.

     "Change in Control Value" -- means, with respect to the Performance Shares, the higher of (i) the Fair Market Value of a share of Chrysler Common Stock on the relevant valuation date or (ii) the value of a share of Chrysler Common Stock, determined as follows:

          (w) in the case of transactions described in paragraphs (a) or (c) of the Change in Control definition, the highest per share price paid (the "Transaction Value") for shares of Chrysler Common Stock in the transaction constituting the Change in Control,

          (x) in the case of a transaction described in paragraph (b) of the Change in Control definition which occurs in connection with a transaction described in paragraph (a), (c) or (d) of the Change in Control definition, the Transaction Value,

          (y) in the case of a Change in Control described in paragraph (b) of the Change in Control definition which does not occur in connection with a transaction described in paragraph (a), (c) or (d) of the Change in Control definition, the average of the daily closing prices per share of Chrysler Common Stock on the New York Stock Exchange, if such shares are traded thereon, or, if not, such other national

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     securities exchange on which such shares are admitted to trade, or, if none, the National Association of Securities Dealers Automated Quotation System if such shares are admitted for quotation thereon, during the thirty
     (30) consecutive trading days immediately preceding the Change in Control, or

          (z) in the case of a transaction described in paragraph (d) of the Change in Control definition, the equivalent of the Transaction Value as determined by the Committee.

     "Committee" -- means the Incentive Compensation Committee of the Board.

     "Fair Market Value" -- means for purposes of Performance Shares, the mean of the high and low trading prices of Chrysler Common Stock on the date on which it is to be valued hereunder, as reported on the New York Stock Exchange, or if the Exchange is closed on such day, the next preceding day on which the Exchange was open for trading.

     "Incentive Compensation Plan" -- means the Chrysler Corporation Incentive Compensation Plan adopted in accordance with the Stockholders' Resolution.

     "Participant" -- means an Employee who is selected by the Committee to receive an award of Performance Shares under the Plan.

     "Performance Cycle" or "Cycle" -- means the period of years determined by the Committee during which the performance of the Corporation is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" -- means one or more corporate objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned. Such objectives shall relate to: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization.

     "Performance Share" -- means an award expressed as a share of Chrysler Common Stock contingently awarded under this Plan.

     "Person" -- shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, provided, however, that Person shall not include (i) Chrysler, any subsidiary of Chrysler or any other Person controlled by Chrysler, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of Chrysler or any subsidiary of Chrysler, or (iii) a corporation owned, directly or indirectly, by the stockholders of Chrysler in substantially the same proportions as their ownership of securities of Chrysler.

4. INCENTIVE COMPENSATION COMMITTEE

     The Board has appointed not less than three Directors of Chrysler to be the Committee to administer this Plan. All of the members of the Committee are "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). Subject to the provisions of this Plan, the Committee shall have authority, in its discretion, to prescribe, amend, and rescind rules and regulations relating to this Plan.

5. ELIGIBILITY

     All Employees who are eligible to participate in the Incentive Compensation Plan, as determined by the Committee, are eligible to be Participants in this Plan. The Committee shall have sole and complete authority to determine the Employees who shall be awarded Performance Shares under this Plan.

6. PERFORMANCE CYCLES

     During 1987 the Committee shall establish Performance Cycles for the years 1987, 1987 through 1988 and 1987 through 1989. During each of the years 1988 and thereafter the Committee may, but shall not be required to, establish a new Performance Cycle with respect to a future period, which shall not be less than

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two nor more than five years. The Committee shall have sole and complete authority to determine the duration of each Performance Cycle. More than one Performance Cycle may be in effect at any one time, and the duration of one Performance Cycle may differ from another.

7. PERFORMANCE GOALS

     The Committee shall establish one or more Performance Goals for each Performance Cycle consisting of such criteria and for the accomplishment of such corporate objectives as the Committee may designate prior to the beginning of each Performance Cycle. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

8. PERFORMANCE AWARDS

     At the commencement of each Performance Cycle the Committee shall (a) award to each Participant the number of Performance Shares that would be deliverable to the Participant if the Performance Goals for that Cycle are fully achieved at a 100% level of performance, which number shall be determined by dividing an amount (expressed as a percentage -- not to exceed 80% -- of the Participant's base salary, or the average base salary or midpoint of the salary range of a class of Participants, at the time of the award) by the then fair market price of Chrysler Common Stock and (b) establish a range within which greater or lesser percentages (including a minimum and maximum percentage) of the number of shares awarded as Performance Shares would be earned based on the actual performance level attained. The maximum of such range shall not exceed 125% of the number of shares awarded as Performance Shares.

     When a person becomes employed by the Corporation in, or is promoted by the Corporation to, a position that constitutes him an Employee eligible to participate in the Plan, the Committee may, in its sole discretion, award to such person Performance Shares for one or more Performance Cycles commenced and then in progress.

     The Committee may, in its sole discretion, supplement any award previously made to any Participant, provided that such award has not yet been earned out and paid; and provided further, that the Committee may not exercise such discretion to the extent that the ability to exercise such discretion would cause the Performance Share award to fail to qualify as other performance based compensation under Section 162(m) of the Internal Revenue Code.

9. PAYMENT OF PERFORMANCE SHARES

     The Committee shall determine the percentage of the Performance Shares which were earned by each Participant with respect to each Performance Cycle. Such determination shall be made by considering the Corporation's performance in relation to the Performance Goals established for that Performance Cycle and deriving therefrom a percentage of attainment of the Performance Goals. Such percentage (but not more than 125%) multiplied by the number of shares awarded as Performance Shares to each Participant shall be the number of shares of Chrysler Common Stock earned and to be delivered to such Participant. Such shares shall be shares held by the Corporation in its treasury.

     A Participant may elect, on or after the date of grant of any award and before the year in which such award is to be paid, to defer receipt of all or any portion of the Performance Shares deliverable to such Participant upon earning such award, subject to the terms and conditions contained in any applicable deferral or similar plan or arrangement.

10. DIVIDEND EQUIVALENTS

     Participants shall be entitled to receive cash payments equivalent to the dividend payments, if any, made to the owners of Chrysler Common Stock during the Performance Cycle, on the dates such dividend payments are made. Such payments are payable from and after the date Performance Shares are awarded (i.e., during

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the relevant Performance Cycle) without regard to the attainment of Performance
Goals. Such cash payments equivalent to dividends shall not be charged against the funds available for incentive compensation.

11. TERMINATION OF EMPLOYMENT

     A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Shares in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee prior to the end of that Cycle (a) by reason of death, disability under any disability plan of the Corporation, or retirement at or after age 65 under a pension plan of the Corporation, he (or the legal representative of his estate or his legatees) shall continue to earn, as if he had not ceased to be an Employee, any Performance Shares awarded to him for that Cycle, or (b) by reason of layoff, or by reason of retirement before age 65 under a pension plan of the Corporation, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant with respect to some or all of the Performance Shares awarded to him for that Cycle. No award of Performance Shares shall confer upon any Employee any right to continued employment with the Corporation nor shall it interfere with the right of the Corporation to terminate the employment of any Employee at any time.

12. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     Notwithstanding any other provision of this Plan, in the event of any change in the outstanding Chrysler Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, and the like, the number and class of shares subject to each outstanding award of Performance Shares shall be appropriately adjusted by the Board, whose determination shall be conclusive.

13. CHANGE IN CONTROL

     (A) First, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, any Performance Shares for a completed Performance Cycle which the Committee has previously determined that a Participant has earned (but with respect to which no delivery of Chrysler Common Stock has been made) shall be paid no later than the tenth day following such Change in Control to such Participant, in cash, in an amount equal to the Change in Control Value of each such Performance Share multiplied by the number of such Performance Shares (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

     (B) Second, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, any Performance Shares for a completed Performance Cycle previously awarded to a Participant who was an Employee (or otherwise entitled to payment under Section 11 hereof) at the end of such Performance Cycle (but as to which the Committee has made no determination with respect to the number of such shares earned by such Participant) shall be deemed earned out, at the higher of a 100% level of performance or at the highest level of performance attained in any of the three most recently completed previous Performance Cycles. The Performance Shares so earned out shall be paid immediately to each such Participant, in cash, in an amount equal to the Change in Control Value of each Performance Share multiplied by the number of such shares deemed to have been earned out (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

     (C) Third, subject to Section 13(D) hereof, upon the occurrence of a Change in Control, a pro rata percentage (determined as provided below) of all Performance Shares for each outstanding Performance Cycle previously awarded to a Participant who is an Employee on the date immediately preceding the date of the Change in Control which have not yet been earned out shall be deemed earned out, at the higher of a 100% level of performance or at the highest level of performance attained in any of the three most recently completed Performance Cycles. The Performance Shares so earned out shall be paid immediately to each such Participant in cash, in an amount equal to the Change in Control Value of each Performance Share multiplied by the number of such shares deemed to have been earned out (together with dividend equivalents on such shares calculated pursuant to Section 10 hereof).

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     The number of Performance Shares deemed to have been earned out by a
Participant with respect to each outstanding Performance Cycle, upon a Change in Control, shall be determined by first multiplying the total Performance Shares awarded to the Participant for such Performance Cycle by a fraction, the numerator of which shall be the number of complete months in such Performance Cycle which have elapsed at the date of the Change in Control and the denominator of which shall be the total number of months in such Performance Cycle. Next, the number of Performance Shares determined in the first step shall be multiplied by the applicable percentage level of performance for such Performance Cycle.

     (D) Notwithstanding Sections 13(A), (B) and (C) hereof, the aggregate amount payable with respect to any Performance Cycle pursuant to this Section 13 shall not exceed such Performance Cycle's Change in Control Fund and, if necessary, the individual amounts otherwise payable with respect to a particular Performance Cycle shall be reduced proportionally until the aggregate amount equals such Performance Cycle's Change in Control Fund.

14. ADMINISTRATIVE COSTS

     All costs of administering this Plan shall be borne by the Corporation and shall not be charged against the funds available for incentive compensation.

15. INTERPRETATION

     The Board shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts pursuant to this Plan in good faith shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in such a manner and to such an extent as it shall find expedient to carry this Plan into effect, and it shall be the sole and final judge of expediency. If any such interpreting or construing shall involve a question of law, the Board may rely and act upon the opinion of counsel (who may be counsel to Chrysler) on the question of law.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Shares is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

16. EFFECTIVE PERIOD

     This Plan shall become effective beginning June 11, 1987, and shall remain in effect until terminated as provided in Paragraph 17.

17. AMENDMENT AND TERMINATION

     At any time the Board may terminate this Plan or make such changes in it and additions to it (consistent with the Stockholders' Resolution) as the Board shall deem advisable; provided, however, that the Board may not: (a) without the approval of the holders of a majority of the shares of Common Stock of Chrysler voting on the matter, increase the total amount that under the Stockholders' Resolution may be provided out of the earnings of the Corporation for incentive compensation and (b) without the approval of the holders of a majority of the shares of Common Stock of Chrysler issued and outstanding, issue shares of Chrysler Common Stock for purposes of this Plan; and provided further, however, that terminating or amending this Plan shall not terminate the right of any Participant to earn and thereby become entitled to receive, in the same manner as if this Plan had not been terminated or amended, any unearned Performance Shares awarded to him under this Plan prior to the terminating or amending of this Plan.

     Nothing in this Plan shall be interpreted to preclude Chrysler from granting awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of Chrysler (whether or not approved by stockholders), incentive compensation (whether or

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not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Internal Revenue Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of Chrysler and its stockholders.

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